Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223777, No. 333-237261 and 333-250127) and Form S-8 (No. 333-242195) of Orgenesis Inc. of our report dated March 9, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 9, 2021